EXHIBIT 99.1

TRUEBLUE REPORTS RECORD SECOND QUARTER 2015 RESULTS
Revenue and Adjusted Net Income per Share Growth of Nearly 40 Percent

TACOMA, WA-July 22, 2015--TrueBlue, Inc. (NYSE:TBI) announced today that revenue for the second quarter of 2015 was $628 million, an increase of 38 percent, compared to revenue of $453 million for the second quarter of 2014. Adjusted net income per share* for the second quarter of 2015 was $0.45, up from $0.32 a year ago, an increase of 39 percent. Adjusted EBITDA* for the second quarter of 2015 was $36.7 million compared to $25.2 million a year ago, an increase of 46 percent.

“During the quarter, we saw solid demand for both our legacy staffing and acquired brands,” said TrueBlue CEO Steve Cooper. “The addition of Staff Management | SMX, PeopleScout and HRX has grown TrueBlue’s client list by providing customers with workforce management and recruiting process outsourcing (RPO) solutions with worldwide capabilities.”

Cooper expressed confidence that the company’s staffing, workforce management and RPO businesses, combined with its acquisition strategy, have placed TrueBlue in position to drive strong revenue growth.

“We are seeing the benefits of our strategic acquisitions, which are complementing the demand for our core business,” Cooper said. “The end of the second quarter marked the one-year anniversary of the acquisition of Seaton, and as we look back at it a year later, we are extremely pleased with every aspect of the acquisition. PeopleScout, Staff Management | SMX and HRX met all performance expectations while adding top talent and expanding our technological capabilities.”

For the third quarter of 2015, the company estimates revenue in the range of $658 million to $673 million and adjusted net income per share of $0.52 to $0.58.

Management will discuss second quarter 2015 results on a conference call at 2 p.m. PT (5 p.m. ET), today, Wednesday, July 22. The conference call can be accessed on TrueBlue’s web site: www.trueblue.com.

  *See the financial statements accompanying the release for more information on non-GAAP terms.

About TrueBlue
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions, helping clients improve growth and performance by providing staffing, workforce management, and recruitment process outsourcing solutions. The company’s specialized workforce solutions meet clients’ needs for a reliable, efficient workforce in a wide variety of industries. TrueBlue connects as many as 750,000 people to work each year. Learn more at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 26, 2014. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Derrek Gafford, EVP & CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended		26 Weeks Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014
Revenue from services	$627,714	$453,227	$1,201,029	$849,290
Cost of services	475,748	333,644	919,227	630,148
Gross profit	151,966	119,583	281,802	219,142
Selling, general and administrative expenses	117,859	96,354	229,452	188,336
Depreciation and amortization	10,397	5,247	20,917	10,408
Income from operations	23,710	17,982	31,433	20,398
Interest and other income (expense), net	(202)	450	(736)	794
Income before tax expense	23,508	18,432	30,697	21,192
Income tax expense	6,235	2,350	7,708	3,453
Net income	$17,273	$16,082	$22,989	$17,739

Net income per common share:
Basic	$0.42	$0.39	$0.56	$0.44
Diluted	$0.42	$0.39	$0.55	$0.43

Weighted average shares outstanding:
Basic	41,240	40,739	41,135	40,655
Diluted	41,475	40,969	41,472	40,934

TRUEBLUE, INC.
SELECTED FINANCIAL DATA
(Unaudited, in thousands)

	13 Weeks Ended
	June 26, 2015			June 27, 2014
	Legacy TrueBlue	Seaton (1)	Total Company	Legacy TrueBlue
Revenue from services	$459,707	$168,007	$627,714	$453,227

Adjusted EBITDA (2)	29,188	7,550	36,738	25,217

(1) Seaton was acquired effective June 30, 2014. Therefore, the comparative prior year amounts are not presented.

(2) Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA excludes from net income, interest, taxes, depreciation and amortization, and non-recurring costs related to the purchase, integration, reorganization, and shutdown activities related to acquisitions. See reconciliation of GAAP Net income to Adjusted EBITDA below.

(3) Commencing with the third quarter of 2015 we will anniversary the Seaton acquisition and accordingly, will discontinue presenting selected financial data for legacy TrueBlue and Seaton and commence presenting comparative selected segment financial data.

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited, in thousands)

13 Weeks Ended
June 26, 2015
Revenue from services
Staffing Services	$601,103
Managed Services	26,611
Total Company	$627,714

EBITDA (1)
Staffing Services	$38,834
Managed Services	4,326
43,160
Corporate unallocated	(6,422)
Adjusted EBITDA (1)	36,738
Non-recurring one-time costs (2)	(2,631)
34,107

Depreciation and amortization	10,397
Interest expense, net	202
Income before tax expense	$23,508
(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income. Adjusted EBITDA further excludes from EBITDA non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions. EBITDA and Adjusted EBITDA are key measures used by management in evaluating performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.
(2) Non-recurring acquisition and integration costs include the acquisition and integration of Seaton, which was completed on June 30, 2014, the first business day of our third quarter of fiscal 2014.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 26, 2015	December 26, 2014
Assets
Current assets:
Cash and cash equivalents	$21,288	$19,666
Marketable securities	—	1,500
Accounts receivable, net	324,021	359,903
Other current assets	28,376	34,738
Total current assets	373,685	415,807
Property and equipment, net	56,805	61,392
Restricted cash and investments	164,673	168,426
Other assets, net	412,814	421,046
Total assets	$1,007,977	$1,066,671

Liabilities and shareholders' equity
Current liabilities	$192,116	$187,230
Long-term debt, less current portion	99,750	199,383
Other long-term liabilities	219,675	210,724
Total liabilities	511,541	597,337
Shareholders' equity	496,436	469,334
Total liabilities and shareholders' equity	$1,007,977	$1,066,671

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Twenty-six weeks ended
	June 26, 2015	June 27, 2014
Cash flows from operating activities:
Net income	$22,989	$17,739
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	20,917	10,408
Provision for doubtful accounts	3,976	6,286
Stock-based compensation	5,769	4,987
Deferred income taxes	(1,537)	(4,088)
Other operating activities	678	(54)
Changes in operating assets and liabilities:
Accounts receivable	31,906	(15,180)
Income taxes	5,035	3,647
Other assets	1,474	(66)
Accounts payable and other accrued expenses	5,919	(566)
Accrued wages and benefits	2,603	5,291
Workers’ compensation claims reserve	4,463	(792)
Other liabilities	2,506	1,310
Net cash provided by operating activities	106,698	28,922

Cash flows from investing activities:
Capital expenditures	(7,459)	(6,113)
Purchases of marketable securities	—	(25,057)
Sales and maturities of marketable securities	1,500	36,175
Change in restricted cash and cash equivalents	8,227	19,007
Purchases of restricted investments	(12,959)	(18,196)
Maturities of restricted investments	7,504	7,202
Net cash provided by (used in) investing activities	(3,187)	13,018

Cash flows from financing activities:
Net proceeds from stock option exercises and employee stock purchase plans	837	1,349
Common stock repurchases for taxes upon vesting of restricted stock	(3,183)	(2,665)
Net change in revolving credit facility	(98,500)	—
Payments on debt and other liabilities	(1,133)	(1,133)
Other	961	1,269
Net cash used in financing activities	(101,018)	(1,180)
Effect of exchange rate changes on cash and cash equivalents	(871)	86
Net change in cash and cash equivalents	1,622	40,846
CASH AND CASH EQUIVALENTS, beginning of period	19,666	122,003
CASH AND CASH EQUIVALENTS, end of period	$21,288	$162,849

TRUEBLUE, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited, in thousands, except for per share data)

	13 Weeks Ended
	June 26, 2015	June 27, 2014
GAAP net income	$17,273	$16,082
Income tax expense	6,235	2,350
Interest expense (income), net	202	(450)
Income from operations	23,710	17,982

Depreciation and amortization	10,397	5,247
EBITDA (4)	34,107	23,229
Non-recurring acquisition and integration costs (1)	2,631	1,987
Adjusted EBITDA (4)	$36,738	$25,216

GAAP net income per diluted share	$0.42	$0.39
Non-recurring acquisition and integration costs, net of tax (1)	0.04	0.03
Amortization of intangible assets of acquired businesses, net of tax (2)	0.07	0.02
Adjust income taxes to marginal rate (3)	(0.08)	(0.12)
Adjusted net income per diluted share (5)	$0.45	$0.32

Diluted weighted average shares outstanding	41,475	40,969

(1) Non-recurring acquisition and integration costs consist of the acquisition of Seaton, which was completed on June 30, 2014, the first business day of our third quarter of fiscal 2014.

(2) Amortization of intangible assets of acquired businesses.

(3) Adjust income taxes to a marginal rate of 40%.

(4) EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income. Adjusted EBITDA further excludes from EBITDA non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions. EBITDA and Adjusted EBITDA are key measures used by management in evaluating performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

(5) Adjusted net income per diluted share is a non-GAAP financial measure which excludes from net income on a per diluted share basis non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions, net of tax, amortization of intangibles of acquired businesses, net of tax and adjusts income taxes to a marginal rate of 40%. Adjusted net income per diluted share is a key measure used by management in evaluating performance and communicating comparable results. Adjusted net income per diluted share should not be considered a measure of financial performance in isolation or as an alternative to net income per diluted share in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.